EXHIBIT 23.6

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-144870, 333-176733 and 333-183882) and Form S-3 (File No. 333-200422) of Lakeland Industries, Inc. of our report dated May 15, 2015 relating to our audit of the financial statements of Lakeland (Beijing) Safety Products Co., Ltd. as of January 31, 2015 which appears in the Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2015.

/s/ Shanghai Mazars Certified Public Accountants

Shanghai Mazars Certified Public Accountants

May 15, 2015